UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 24, 2007
PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On December 24, 2007, Pixelworks, Inc. (the “Company”), received written notification (the “Notice”) from the Nasdaq Stock Market (“Nasdaq”) that for the last 30 consecutive business days, the bid price of its common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5) (the “Rule”). Pursuant to Nasdaq Marketplace Rule 4450(e)(2), the Company has been provided 180 calendar days, or until June 23, 2008, to regain compliance. If, at any time before June 23, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written notice that the Company has achieved compliance with the Rule.
If the Company does not regain compliance with the Rule by June 23, 2008, Nasdaq will provide written notification that its securities will be delisted. At that time, the Company may appeal the Nasdaq’s determination to delist its securities.
A copy of the press release issued by the Company on the Notice is attached as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1	Press Release issued by Pixelworks, Inc. dated December 28, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC. (Registrant)
	By:	/s/ Steven L. Moore
Date: December 28, 2007		Steven L. Moore
Vice President, Finance, Chief Financial Officer and Treasurer